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                                                       EXHIBIT  99.(1)(a)

                 GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                          UNANIMOUS WRITTEN CONSENT
                              IN LIEU OF MEETING
                                    OF THE
                              BOARD OF DIRECTORS

                                JUNE 22, 2006


The undersigned, being the duly elected directors of GENWORTH LIFE AND ANNUITY INSURANCE COMPANY a Virginia corporation, in lieu of a meeting held pursuant to the provisions of Code of Virginia 1950, 13.1-657 do hereby waive all notice of a meeting of the Board of Directors and do hereby approve the following resolutions:

BE IT RESOLVED, that the Board of Directors of Genworth Life and Annuity Insurance Company (hereinafter the "Company"), pursuant to the provisions of
Section 38.2-3113 of the Code of Virginia, hereby establishes a separate account, designated Genworth Life & Annuity VA Separate Account 3 (hereinafter "VA Separate Account 3") for the following use and purposes, and subject to such conditions as hereafter set forth:

FURTHER RESOLVED, that VA Separate Account 3 is established for the purpose of providing for the issuance of flexible purchase payment deferred and/or immediate variable annuity contracts (hereinafter the "Contracts"), or other insurance contracts, and shall constitute a separate account into which allocated amounts are paid to or are held by the Company under such Contracts; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to VA Separate Account 3 shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, that the President, any Senior Vice President or any Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to; (a) register VA Separate Account 3 as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of VA Separate Account 3 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemption and

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requests for No-Action from the Investment Company Act of 1940, the
Securities and Exchange Act of 1933 and/or the Securities and Exchange act of 1934 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that VA Separate Account 3 shall be divided into Subaccounts, each Subaccount in VA Separate Account 3 shall invest in the shares of a designated mutual fund, unit investment trust, managed separate account and/or other portfolios, and net premiums under the Contracts shall be allocated to the eligible Portfolios set forth in the Contracts in accordance with the instructions received from Contract owners or the Contract owner's registered investment adviser; and

FURTHER RESOLVED, that the Board of Directors expressly reserves the right to add or remove any Subaccount and/or Portfolio available in the VA Separate Account 3 as it may hereafter deem necessary or appropriate and in accordance with the Investment Company Act of 1940; and

FURTHER RESOLVED, that the President, and Senior Vice President, any Vice President or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in VA Separate Account 3 or in any Subaccount thereof as may be deemed necessary or appropriate to facilitate the commencement or VA Separate Account 3's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, that the President, any Senior Vice President, any Vice President, or the Treasurer, and each of them with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and VA Separate Account 3 as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of VA Separate Account 3 hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of VA Separate Account 3, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of VA Separate Account 3 and the Company and on behalf of and as attorneys-in-fact for the principal accounting officer and/or any other officer of the Company; and

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FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice
President, as appointed by a duly executed Power of Attorney, and each of them with full power to act without the others, hereby is severally authorized on behalf of VA Separate Account 3 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of the United States of America and applicable state laws, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) said officers or legal counsel deem it to be in the best interests of VA Separate Account 3 and the Company; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of VA Separate Account 3 and the Company to execute and file any irrevocable written consents on the part of VA Separate Account 3 and of the Company to service of process that may be required under the insurance or securities laws of the states in which the Company is licensed to conduct business in connection with said registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of VA Separate Account 3 and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company provide voting rights for owners of the Contracts with respect to securities owned by VA Separate Account 3 insofar as such rights are required by any applicable law; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Capital Brokerage Corporation ("Capital Brokerage") or other qualified entity under which Capital Brokerage or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of VA Separate Account 3 and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, that because it is expected that VA Separate Account 3 will invest in the shares of a designated mutual fund portfolio, unit investment trust, managed separate account and/or other portfolios, the President any Senior Vice President or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute

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whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, that these resolutions shall take effect as of June 22, 2006.





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This consent may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any director may execute and deliver this consent by facsimile and the evidence of a signature found on such facsimile shall be deemed to be an original signature of that director.

DATED as of June 22, 2006.


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Robert Methven                           Pamela Schutz


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Paul Haley                               Leon Roday


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Thomas Stinson                           Brian Haynes


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Daniel Munson                            Geoffrey Stiff



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